Exhibit 99.1
FOR IMMEDIATE RELEASE
AUGUST 7, 2009

Contact:	Jill McMillan, Manager, Public & Industry Affairs Phone: (214) 721-9271 Jill.McMillan@CrosstexEnergy.com
CROSSTEX ENERGY REPORTS SECOND-QUARTER 2009 RESULTS
Provides Updated 2009 Guidance
DALLAS, August 7, 2009 -— The Crosstex Energy companies, Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) today reported earnings for the second-quarter 2009.
Second-Quarter 2009 — Crosstex Energy, L.P. Financial Results
The Partnership realized adjusted cash flow of $57.8 million in the second quarter of 2009, compared with $61.1 million in the second quarter of 2008. Adjusted cash flow is a non-GAAP financial measure and is explained in greater detail under “Non-GAAP Financial Information.” There is a reconciliation of this non-GAAP measure to net income (loss) in the tables at the end of this news release.
The Partnership reported a net loss of $10.3 million in the second quarter of 2009, compared with net income of $21.7 million in the second quarter of 2008. Second-quarter 2009 and second-quarter 2008 results include noncash income of $3.1 million and $15.4 million, respectively, mainly related to interest rate hedges as part of the Partnership’s risk management program.
The Partnership’s gross margin for the second quarter of 2009 increased to $92.3 million compared with $91.7 million in the second quarter of 2008. The Partnership maintained its gross margins even though second-quarter 2009 weighted average natural gas liquids prices were less than half the levels attained in second-quarter 2008, and processing volumes at the South Louisiana plants were 50 percent less than those achieved in second-quarter 2008. As a result of the reduction in natural gas liquids prices and processing volumes, second-quarter 2009 processing margins declined by approximately $9.2 million compared with second-quarter 2008. This decline was offset by $7.5 million from greater throughput on the Partnership’s gathering and transmission systems, particularly in the Haynesville Shale and the Barnett Shale and a $2.2 million increase in the Treating segment’s gross margin. The increase in the Treating segment’s gross margin was primarily due to the timing, size and higher monthly fees on plants placed in service versus plants coming out of service and increased fees on existing month-to-month contracts.
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Crosstex Energy Reports Second-Quarter 2009 Results

“We are pleased with our results in the second quarter, particularly in light of the challenges we’ve faced in 2009,” said Barry E. Davis, Crosstex President and Chief Executive Officer. “We have made considerable progress on our plan to increase liquidity, reduce leverage and improve profitability, which is reflected in our solid results and our improved guidance for 2009. We have taken important steps to delever the company, including improving our operating results and selling our Mississippi, Alabama and South Texas assets. We will continue to explore strategic asset sales at the right price that we believe are in the best interests of the company and our stakeholders.
“We also have enhanced our franchise assets in the Barnett and Haynesville shale plays with high-return projects, including the July start-up of a 100 MMcf/d pipeline expansion in Louisiana. By strengthening our balance sheet, closely managing costs and focusing on our most strategic assets, we have significantly improved the outlook for our business in 2010 and beyond,” added Davis.
As a result of the Partnership’s continued focus on expense reduction, during the second quarter of 2009 operating expenses declined $1.1 million, or three percent, compared with the second quarter of 2008. In addition general and administrative expenses decreased $3.2 million, or 18 percent compared with the second quarter of 2008, even with the addition of $0.8 million of expense associated with an additional reserve related to the SemStream bankruptcy. Depreciation and amortization expense increased $4.6 million in the second quarter of 2009 compared with the second quarter of 2008 due to the Partnership’s investment in its North Texas and Louisiana assets. Interest expense rose to $26.1 million in the second quarter of 2009 from $2.0 million in the second quarter of 2008 primarily due to an increase in interest rates pursuant to the February 2009 amendments to the Partnership’s debt agreements and the change in mark-to-market adjustments mentioned earlier.
The net loss per limited partner common unit in the second quarter of 2009 was $0.19 compared with net income per limited partner common unit of $0.23 in the second quarter of 2008.
Second-Quarter 2009 — Crosstex Energy, Inc. Financial Results
The Corporation reported a net loss of $3.1 million in the second quarter of 2009 compared with net income of $17.5 million in the comparable 2008 period. The Corporation’s loss from continuing operations before income taxes (which includes interest of non-controlling partners in the net income of the Partnership and gain on issuance of Partnership units) was $14.5 million in the second quarter of 2009, compared with income of $11.5 million in the second quarter of 2008.
In accordance with U.S. accounting standards, the Partnership and Corporation classified certain assets, liabilities and results of its operations as discontinued operations for all accounting periods presented. Included in this release are tables of selected financial data where amounts have been reclassified as discontinued operations for each period presented.
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Crosstex Energy Reports Second-Quarter 2009 Results

Crosstex Provides Updated 2009 Guidance
The Partnership is providing updated 2009 guidance to reflect increased activity in Louisiana, continued positive results from the Treating segment and an improved natural gas processing environment since the original guidance was issued in March 2009. The updated guidance also reflects the impact of the sale of the Partnership’s Mississippi, Alabama and South Texas assets, which closed yesterday. The guidance divides 2009 into estimated results for the first seven months of the year (six months of actual results and one month of projected results) prior to the closing of the asset sale, and the forecasted results for the five months after the sale, which provide an indication of the anticipated run-rate.
The following are the updated ranges of estimated 2009 guidance for the Partnership:
Crosstex Energy, L.P.
Forecast for 2009 Net Income
Reconciliation to Distributable Cash Flow*
(In millions except prices and ratios)

		Aug - Dec (2)		Total Year 2009
	Jan - Jul (1)	Low	High	Low	High
Net income	$(32)	$(38)	$(30)	$(70)	$(62)
Depreciation and amortization	81	61	61	142	142
Stock-based compensation	5	3	3	8	8
Interest	71	47	48	118	119
Taxes and other	1	1	1	2	2

Adjusted cash flow *	$126	$74	$83	$200	$209

Interest	$(71)	$(47)	$(48)	$(118)	$(119)
Taxes and other	$(2)	$(1)	$(1)	$(3)	$(3)
Maintenance capital expenditures	$(7)	$(8)	$(8)	$(15)	$(15)

Distributable cash flow *	$46	$18	$26	$64	$72

Growth Capital	$60	$40	$40	$100	$100

Key Assumptions for Forecast

Weighted Average Liquids Price ($/gallon)	$0.70	$0.74	$0.84	$0.71	$0.76
Crude ($/Bbl)	$54.00	$65.00	$73.00	$59.00	$62.00
Natural Gas ($/MMBtu)	$4.10	$4.60	$4.60	$4.30	$4.30
Natural Gas Liquids to Gas Ratio	196%	184%	210%	188%	202%

(1)	January through June Actual + July forecast including discontinued operations.

(2)	August through December forecast excluding Mississippi, Alabama and South Texas assets sold.

*	Adjusted cash flow and Distributable cash flow are non-GAAP financial measures and are explained in greater detail under “Non-GAAP Financial Information.”
Processing Sensitivities:

Aug - Dec Impact
Percent of Liquids Contracts — $0.10 change in Weighted Average Liquids Price	$2.5
Processing Margin Contracts - 5% change in Natural Gas Liquids to Gas Ratio	$1.2
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Crosstex Energy Reports Second-Quarter 2009 Results

Crosstex to Hold Earnings Conference Call Today
The Partnership and the Corporation will hold their quarterly conference call to discuss second quarter 2009 results today, August 7, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The dial-in number for the call is 1-888-679-8037. Callers outside the United States should dial 1-617-213-4849. The passcode for all callers is 54146916. Investors are advised to dial in to the call at least 10 minutes prior to the call time to register. Participants may preregister for the call at https://www.theconferencingservice.com/prereg/key.process?key=PHXYKGDFH. Preregistrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection. Interested parties also can access a live Web cast of the call on the Investors page of Crosstex’s Web site at www.crosstexenergy.com.
After the conference call, a replay can be accessed until November 4, 2009, by dialing 1-888-286-8010. International callers should dial 1-617-801-6888 for a replay. The passcode for all callers listening to the replay is 59024267. Interested parties also can visit the Investors page of Crosstex’s Web site to listen to a replay of the call.
About the Crosstex Energy Companies
Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, 10 processing plants, three fractionators, and approximately 180 natural gas amine-treating plants and dew-point control plants. The Partnership currently provides services for 3.2 billion cubic feet per day of natural gas, or approximately six percent of marketed U.S. daily production.
Crosstex Energy, Inc. owns the two percent general partner interest, a 33 percent limited partner interest, and the incentive distribution rights of Crosstex Energy, L.P.
Additional information about the Crosstex companies can be found at www.crosstexenergy.com.
Non-GAAP Financial Information
This press release contains non-generally accepted accounting principle financial measures that the Partnership refers to as Distributable Cash Flow and Adjusted Cash Flow. Distributable Cash Flow includes earnings before certain noncash charges, less maintenance capital. Adjusted Cash Flow includes net income before interest, income taxes, depreciation and amortization, stock-based compensation, noncash mark-to-market items and other miscellaneous noncash items. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of maintenance capital expenditures. Maintenance capital expenditures are capital expenditures made to replace partially or fully depreciated assets in order to maintain the existing operating capacity of the assets and to extend their useful lives.
The Partnership believes these measures are useful to investors because they may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership’s cash flow after it has satisfied the capital and related requirements of its operations.
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Crosstex Energy Reports Second-Quarter 2009 Results

Distributable Cash Flow and Adjusted Cash Flow are not measures of financial performance or liquidity under GAAP. They should not be considered in isolation or as an indicator of the Partnership’s performance. Furthermore, they should not be seen as measures of liquidity or a substitute for metrics prepared in accordance with GAAP. A reconciliation of these measures to net income is included among the preceding and following tables.
This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Partnership and the Corporation based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership and the Corporation believe are appropriate in the circumstances. These statements include, but are not limited to, statements with respect to the Partnership’s and the Corporation’s guidance and future outlook, financial condition, liquidity and results of operations. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership and the Corporation, which may cause the Partnership’s and the Corporation’s actual results to differ materially from those implied or expressed by the forward-looking statements. These risks include the following: (1) the Partnership may not be able to obtain funding due to the deterioration of the credit and capital markets and current economic conditions; (2) the Partnership will not be able to pay cash distributions until its liquidity position improves and it refinances and pays certain of its indebtedness; (3) volatility in natural gas and natural gas liquids prices may occur due to weather and other natural and economic forces; (4) the Partnership and the Corporation do not have diversified assets; (5) drilling levels may decrease due to deterioration in the credit and commodity markets; (6) the Partnership’s credit risk management efforts may fail to adequately protect against customer nonpayment; (7) customers may increase collateral requirements from the Partnership or reduce business with the Partnership to reduce credit exposure; (8) exposure to fluctuations in commodity prices and interest rates may result in financial losses or reduced income; (9) the amount of natural gas transported in the Partnership’s gathering and transmission lines may decline as a result of reduced drilling by producers, competition for supplies, reserve declines and reduction in demand from key customers and markets; (10) the level of the Partnership’s processing and treating operations may decline for similar reasons; (11) operational, regulatory and other asset-related risks, including weather conditions such as hurricanes, exist because a significant portion of the Partnership’s assets are located in southern Louisiana and the Gulf Coast of Texas; and (12) other factors discussed in the Partnership’s and the Corporation’s Annual Reports on Form 10-K for the year ended December 31, 2008, and other filings with the Securities and Exchange Commission. The Partnership and the Corporation have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
(Tables follow)

Crosstex Energy Reports Second-Quarter 2009 Results Page
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CROSSTEX ENERGY, L.P.
Selected Financial Data
(All amounts in thousands except per unit numbers)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues
Midstream	$347,820	$996,000	$700,257	$1,794,902
Treating	13,892	11,647	28,204	22,727
Profit on energy trading activities	1,427	828	2,141	1,684

	363,139	1,008,475	730,602	1,819,313

Midstream purchased gas	270,845	916,776	555,351	1,634,360

Gross margin	92,294	91,699	175,251	184,953

Operating expenses	32,661	33,740	64,589	70,082
General and administrative	14,129	17,313	28,342	32,768
Gain (loss) on sale of property	284	(1,381)	(594)	(1,641)
Gain on derivatives	(715)	(844)	(5,051)	(1,830)
Depreciation and amortization	33,748	29,118	65,313	58,000

Total operating costs and expenses	80,107	77,946	152,599	157,379

Operating income	12,187	13,753	22,652	27,574

Interest expense, net	(26,111)	(2,005)	(48,400)	(26,567)
Loss on extinguishment of debt	—	—	(4,669)	—
Other income	171	475	121	7,579

Total other income (expense)	(25,940)	(1,530)	(52,948)	(18,988)
Income (loss) from continuing operations before non-controlling interest and income taxes	(13,753)	12,223	(30,296)	8,586
Income tax provision	(592)	(326)	(1,150)	(669)

Income (loss) from continuing operations, net of tax	(14,345)	11,897	(31,446)	7,917
Income from discontinued operations	4,036	9,895	5,831	17,730

Net income (loss)	(10,309)	21,792	(25,615)	25,647

Less: Net income from continuing operations attributable to the non-controlling interest	9	50	41	194

Net income (loss) attributable to Crosstex Energy, L.P.	$(10,318)	$21,742	$(25,656)	$25,453

General partner interest in net income (loss) including incentive distribution rights	$(951)	$11,401	$(1,891)	$22,051

Limited partners’ interest in net income (loss) attributable to Crosstex Energy, L.P.	$(9,367)	$10,341	$(23,765)	$3,402

Net income (loss) attributable to Crosstex Enegy, L.P. per limited partners’ unit:
Basic common unit	$(0.19)	$0.23	$(1.22)	$(2.92)

Diluted common unit	$(0.19)	$0.21	$(1.22)	$(2.92)

Basic and diluted senior subordinated series C unit	$—	$—	$—	$9.44

Basic and diluted senior subordinated series D unit	$—	$—	$8.85	$—

Weighted average limited partners’ units outstanding:

Basic common units	49,039	44,510	47,189	39,745

Diluted common units	49,039	48,669	47,189	39,745

Crosstex Energy Reports Second-Quarter 2009 Results

CROSSTEX ENERGY, L.P.
Reconciliation of Net Income to Adjusted Cash Flow and Distributable Cash Flow
(All amounts in thousands except ratios and distributions per unit)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net income (loss)	$(10,318)	$21,742	$(25,656)	$25,453
Depreciation and amortization (1)	33,677	32,676	68,322	65,112
Stock-based compensation	2,317	3,736	3,923	6,366
Interest expense, net (2)	30,271	5,014	56,619	33,222
Loss on extinguishment of debt	—	—	4,669	—
Taxes and other	1,835	(2,021)	2,620	(239)

Adjusted cash flow	57,782	61,147	110,497	129,914

Interest (2)(3)	(33,307)	(18,991)	(60,037)	(39,285)
Cash taxes and other	(1,650)	(524)	(2,986)	(1,192)
Maintenance capital expenditures	(2,744)	(3,975)	(4,839)	(7,567)

Distributable cash flow	$20,081	$37,657	$42,635	$81,870

Actual distribution	$—	$41,364	$—	$81,681
Distribution coverage	—	0.91	—	0.99

Distributions declared per limited partner unit	$—	$0.63	$—	$1.25

(1)	Excludes minority interest share of depreciation and amortization of $74 and $145 for the three months and six months ended June 30, 2009, respectively, and $64 and $130 for the three months and six months ended June 30, 2008, respectively. Includes discontinued operation depreciation and amortization of $3 and $3,154 for the three months and six months ended June 30, 2009, respectively, and $3,622 and $7,242 for the three months and six months ended June 30, 2008, respectively.

(2)	Includes interest allocated to discontinued operations of $4,160 and $8,219 for the three months and six months ended June 30, 2009, respectively, and $3,009 and $6,655 for the three months and six months ended June 30, 2008, respectively.

(3)	Excludes noncash interest rate swap mark to market.

Crosstex Energy Reports Second-Quarter 2009 Results

CROSSTEX ENERGY, L.P.
Operating Data

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Pipeline Throughput (MMBtu/d)
LIG Pipeline & Marketing	925,000	972,000	910,000	1,011,000
South Texas	408,000	450,000	420,000	421,000
North Texas — Gathering	840,000	632,000	825,000	598,000
North Texas — Transmission	323,000	346,000	313,000	334,000
Other Midstream	176,000	204,000	178,000	208,000

Total Gathering and Transmission Volume (1)	2,672,000	2,604,000	2,646,000	2,572,000

Natural Gas Processed (MMBtu/d)
South Louisiana	686,000	1,376,000	661,000	1,417,000
LIG System	268,000	344,000	259,000	356,000
South Texas	189,000	206,000	191,000	210,000
North Texas	235,000	195,000	228,000	186,000

Total Gas Volumes Processed (2)	1,378,000	2,121,000	1,339,000	2,169,000

Realized weighted average
Natural Gas Liquids price ($/gallon)	0.71	1.58	0.69	1.53
Actual weighted average
Natural Gas Liquids to Gas ratio	223.4%	169.0%	217.0%	183.0%

Commercial Services Volume (MMBtu/d)	61,000	90,000	85,000	85,000

North Texas Gathering (3)
Wells connected	17	46	61	89

Treating Plants in Service and GPM
Treating and DPC plants in service (4)	185	190	185	190
Total GPM of treating plants in service (5)	9,557	10,141	9,557	10,141

(1)	Total Gathering and Transmission Volume includes volumes attributable to assets held for sale.

(2)	Total Gas Volumes Processed include volumes attributable to assets held for sale.

(3)	North Texas Gathering wells connected are as of the last day of the period and include Centralized Delivery Point (“CDP”) connections where Crosstex connects multiple wells at a single meter station.

(4)	Treating plants and Dew Point Control (“DPC”) plants in service represents plants in service as of the last day of the period and include assets held for sale.

(5)	Total Gallons per Minute (“GPM”) capacity of amine treating plants in service as of the last day of the period and include assets held for sale.

Crosstex Energy Reports Second-Quarter 2009 Results

CROSSTEX ENERGY, INC.
Selected Financial Data
(All amounts in thousands except per share numbers)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues
Midstream	$347,820	$996,000	$700,257	$1,794,902
Treating	13,892	11,647	28,204	22,727
Profit on energy trading activities	1,427	828	2,141	1,684

	363,139	1,008,475	730,602	1,819,313

Midstream purchased gas	270,845	916,776	555,351	1,634,360

	270,845	916,776	555,351	1,634,360

Gross margin	92,294	91,699	175,251	184,953

Operating expenses	32,661	33,743	64,589	70,088
General and administrative	14,882	18,018	29,741	34,124
(Gain) loss on sale of property	284	(1,381)	(594)	(1,641)
Gain on derivatives	(715)	(844)	(5,051)	(1,830)
Depreciation and amortization	33,767	29,199	65,351	58,093

Total Operating costs and expenses	80,879	78,735	154,036	158,834

Operating income	11,415	12,964	21,215	26,119

Interest expense, net	(26,111)	(2,000)	(48,400)	(26,492)
Loss on extinguishment of debt	—	—	(4,669)	—
Other income	185	500	164	7,604

Total other income (expense)	(25,926)	(1,500)	(52,905)	(18,888)

Income (loss) from continuing operations before income taxes and gain on issuance of Partnership units	(14,511)	11,464	(31,690)	7,231
Income tax (provision) benefit	1,689	(10,679)	(717)	(6,494)
Gain on issuance of CELP units	—	14,748	—	14,748

Income (loss) from continuing operations, net of tax	(12,822)	15,533	(32,407)	15,485
Income from discontinued operations, net of tax	3,513	8,486	5,051	15,167

Net Income (loss)	(9,309)	24,019	(27,356)	30,652
Less: Interest of non-controlling partners in the Partnership’s net income (loss):
Interest of non-controlling partners in the Partnership’s continuing operations	(8,848)	473	(19,154)	(8,321)
Interest of non-controlling partners in the Partnership’s discontinued operations	2,625	6,094	3,726	10,815

Total interest of non-controlling partners in the Partnership	(6,223)	6,567	(15,428)	2,494

Net income (loss) attributable to Crosstex Energy, Inc.	$(3,086)	$17,452	$(11,928)	$28,158

Net income (loss) per common share:

Basic and diluted	$(0.07)	$0.37	$(0.25)	$0.60

Weighted average shares outstanding:
Basic	46,458	46,294	46,449	46,278

Diluted	46,458	46,633	46,449	46,620

Dividends declared per common share	$—	$0.38	$—	$0.74